Exhibit 99.1

MARRIOTT INTERNATIONAL COMPLETES ACQUISITION OF STARWOOD HOTELS & RESORTS WORLDWIDE, CREATING WORLD’S LARGEST AND BEST HOTEL COMPANY WHILE PROVIDING UNPARALLELED GUEST EXPERIENCE

Bringing Together 30 Leading Brands and Over 5,700 Properties Ensures Marriott Will Have the Right Brand in the Right Place to Serve Guests Wherever They Travel

Beginning Today, Frequent Customers Will See Their Marriott Rewards, Ritz-Carlton Rewards & SPG Status Matched Across All Loyalty Programs

Bruce Duncan, Eric Hippeau and Aylwin Lewis Appointed to Marriott Board

Bethesda, MD, September 23, 2016 – Marriott International, Inc. (NASDAQ: MAR) has completed its acquisition of Starwood Hotels & Resorts Worldwide, Inc., creating the world’s largest and best hotel company. Marriott now offers the most comprehensive portfolio of brands including leading lifestyle brands, a significant global footprint, and leadership in the luxury and select-service tiers as well as the convention and resort segment. Beginning today, Marriott will match member status across Marriott Rewards – which includes The Ritz-Carlton Rewards – and Starwood Preferred Guest (SPG), enabling members to transfer points between the programs for travel and exclusive experiences when they link their accounts later today. (For Consumer Information: Marriott International’s Expanded Portfolio of 30 Leading Brands Sets New Global Standard for Unrivaled Travel Experiences and Expanded Loyalty Benefits.)

“Throughout our nearly 90-year history we have never stopped searching for innovative ways to serve our guests. With the addition of Starwood’s strong brands, great properties, and talented people, we have dramatically expanded our ability to provide the best experiences to our customers. We also welcome the tremendous responsibility as the world’s largest hotel company to be a good global steward, providing new opportunities for our associates and building the economic strength of the communities we call home,” said J.W. Marriott, Jr., Executive Chairman and Chairman of the Board of Marriott International.

“We believe that Marriott now has the world’s best portfolio of hotel brands, the most comprehensive global footprint, and the most extensive loyalty programs, providing an unparalleled guest experience. Combining Starwood’s brands with ours better enables Marriott to reach our goal of having the right brand in the right place to serve our loyal guests and welcome new ones,” said Arne Sorenson, President and Chief Executive Officer of Marriott International. “We can now provide a better range of choices for our guests, more opportunities for our associates, and greater financial benefits for our owners, franchisees, and shareholders.”

The new company will operate or franchise more than 5,700 properties and 1.1 million rooms, representing 30 leading brands from the moderate-tier to luxury in over 110 countries. With the completion of this acquisition, Marriott’s distribution has more than doubled in Asia and the Middle East & Africa combined.

Best-in-Class Loyalty Programs

Marriott Rewards – which includes the Ritz-Carlton Rewards – and SPG are the most recognized and awarded loyalty programs in hospitality. Together, these programs will offer members more benefits when they link their accounts, as well as new destinations such as Aruba, Tuscany’s Serchio Valley and Kruger National Park in South Africa for SPG members and the Maldives, Bora Bora and Santorini, Greece for Marriott Rewards and The Ritz-Carlton Rewards members.

“Marriott will draw upon the very best each program offers and we can’t wait to show the loyal members of these programs the power and benefits of Marriott and Starwood coming together,” said Stephanie Linnartz, Executive Vice President and Global Chief Commercial Officer.

Marriott will launch a microsite later today, www.members.marriott.com, for all members of the combined company’s loyalty programs to learn more about the reciprocal benefits now available and to link accounts.

Transaction Benefits

Marriott’s acquisition of Starwood enables the combined company to expand the scope of its distribution and portfolio while deploying its larger scale to realize cost efficiencies in its corporate and property operations. As previously stated, Marriott is confident the company can achieve $250 million in annual corporate cost synergies. Additional synergies at the property level should come in the form of leveraging scale in operations and sharing best practices. Combined sales expertise and improved account coverage are expected to provide both enhanced efficiencies and increased revenue opportunities for managed and franchised properties.

“These enhanced efficiencies and revenue opportunities should drive improved property-level profitability as well as greater owner and franchisee preference for the combined company’s brands, which will encourage new hotel development,” Sorenson said. “As new travel destinations emerge, Marriott can be counted on to be there.”

One-time transaction costs for the merger are expected to total approximately $140 million. Marriott intends to take the steps necessary to cause Starwood’s outstanding public debt to be pari passu with the outstanding public debt of Marriott International. Marriott remains committed to maintaining an investment grade credit rating and to continue managing the balance sheet prudently after the merger.

New Board Members and Shares Listing

Effective today, Marriott’s Board of Directors has increased from 11 to 14 members, with the addition of Bruce Duncan, Chairman, President and CEO of First Industrial Realty Trust, Inc., Eric Hippeau, Partner, Lerer Hippeau Ventures; and Aylwin Lewis, Chairman and CEO of Potbelly Corporation. Messrs. Hippeau and Lewis are also former Starwood board members. Full biographies on each of the three new Board members are available at www.Marriott.com/investor.

Before market open today, Starwood’s shares will cease trading on the New York Stock Exchange. As previously announced, Starwood shareholders will receive $21.00 in cash and 0.80 shares of Marriott International, Inc. Class A common stock for each share of Starwood Hotels & Resorts Worldwide, Inc. common stock.

Arne Sorenson remains President and Chief Executive Officer of Marriott International, and Marriott’s headquarters continues to be located in Bethesda, Maryland.

Advisors:

Lazard and Citigroup were financial advisors to Starwood Hotels & Resorts Worldwide and Deutsche Bank Securities and Goldman Sachs were the financial advisors to Marriott International. Cravath, Swaine & Moore served as legal counsel to Starwood Hotels & Resorts Worldwide and Gibson, Dunn & Crutcher served as legal counsel to Marriott International on the transaction.

Editor’s Note:

Marriott International will hold a call with news media at 9:00 A.M. EDT on Friday, September 23 to discuss the closing of the company’s merger. Arne Sorenson, President and CEO, will host the call and will be joined by members of his executive team. To access the conference, please call toll-free (800) 401-2065 for U.S. dial-in or (706) 679-3455 for international callers or log into www.marriott.com/investor. Follow us on Marriott’s Twitter handle @MarriottIntl.

Media assets, including images, logos, b-roll, video and explanatory graphics are available on our Acquisition page.

Marriott International, Inc. (NASDAQ: MAR) is the world’s largest hotel company based in Bethesda, Maryland, USA, with more than 5,700 properties in over 110 countries. Marriott operates and franchises hotels. and licenses vacation ownership resorts. The company’s 30 leading brands include: Bulgari Hotels and Resorts®, The Ritz-Carlton® and The Ritz-Carlton Reserve®, St. Regis®, W®, EDITION®, JW Marriott®, The Luxury Collection®, Marriott Hotels®, Westin®, Le Méridien®, Renaissance® Hotels, Sheraton®, Delta Hotels by MarriottSM, Marriott Executive Apartments®, Marriott Vacation Club®, Autograph Collection® Hotels, Tribute Portfolio™, Design Hotels™, Gaylord Hotels®, Courtyard®, Four Points® by Sheraton, SpringHill Suites®, Fairfield Inn & Suites®, Residence Inn®, TownePlace Suites®, AC Hotels by Marriott®, Aloft®, Element®, Moxy Hotels®, and Protea Hotels by Marriott®. The company also operates award-winning loyalty programs: Marriott Rewards®, which includes The Ritz-Carlton Rewards®, and Starwood Preferred Guest®. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com and @MarriottIntl.

Note on forward-looking statements: This communication contains “forward-looking statements” within the meaning of U.S. federal securities laws, including statements about the benefits of the transaction, including expected synergies and enhanced revenue opportunities for the combined company, that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the “Risks Related to the Starwood Combination” and other risk factors that we identify in our most recent quarterly report on Form 10-Q that we filed with the U.S. Securities and Exchange Commission. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this communication. We make these forward-looking statements as of the date of this communication, and undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.